                                                                   Exhibit 10.16

                                Amendment to the
                             Distribution Agreement
                                    between
                           Host Marriott Corporation
                                      and
                       Host Marriott Services Corporation


          WHEREAS, Host Marriott Corporation ("Host Marriott") and Host Marriott Services Corporation ("Services"), made and entered into a Distribution Agreement (the "Agreement") as of December 22, 1995;

          WHEREAS, Section 11.05 of the Agreement provides that the Agreement may be amended in writing executed by the parties; and

          WHEREAS, Host Marriott intends to enter into certain transactions pursuant to a plan to reorganize its business operations so that effective as of January 1, 1999 it will qualify as a "real estate investment trust" under Sections 856 through 859 of the Internal Revenue Code of 1986, as amended ("Host REIT Conversion"); and

          WHEREAS, the Internal Revenue Code may limit certain payments that may be received by Host Marriott after the Host REIT Conversion;

          NOW, THEREFORE, BE IT

          RESOLVED, that the Agreement be, and it hereby is, amended as follows:

          1. Section 1.01 shall be amended by adding the following terms and their definitions:

          Code:  the Internal Revenue Code of 1986, as amended.
          -----

          Host REIT Conversion:  certain transactions entered into by Host
          ---------------------
Marriott pursuant to a plan to reorganize its business operations so that it will qualify as a real estate investment trust as of January 1, 1999.

          2.  Article XI shall be amended by adding the following new Section
11.15 to the end:

          Section 11.15  Limits on Payments to Host Marriott.  This Section
                         -----------------------------------
11.15 shall become effective as of the Host REIT Conversion. Notwithstanding any other provision of this Agreement to the contrary, the
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payments otherwise to be made by Services to Host Marriott under this Agreement
(the "Required Payments"), shall not exceed (i) the sum of (A) the maximum amount that can be paid to Host Marriott in any taxable year without causing Host Marriott to fail to meet the requirements of Code Sections 856(c)(2) and
(3), determined as if the payment of such amount did not constitute income described in Code Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) ("Qualifying Income"), as determined by independent accountants to Host Marriott, and (B) in the event Host Marriott receives a letter from outside counsel (the "Indemnification Payment Tax Opinion") indicating that Host Marriott has received a ruling from the IRS holding that Host Marriott's receipt of the Required Payments otherwise to be paid under this Agreement would either constitute Qualifying Income or would be excluded from gross income of Host Marriott within the meaning of Code Sections 856(c)(2) and (3) (the "REIT Requirements") or that the receipt by Host Marriott of the remaining balance of the Required Payments to be made under this Agreement following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Required Payments less the amount otherwise paid or payable under clause (A) above. Services' obligation to pay any unpaid portion of any Required Payment shall terminate three years from the date such payment otherwise would have been made but for this Section 11.15. In the event that Host Marriott is not able to receive the full Required Payment that otherwise would be due under this Agreement as and when such payments otherwise would be required to be made, Services shall place the unpaid amount in escrow and shall not release any portion thereof to Host Marriott unless and until Services, receives either one of the following: (i) a letter from Host Marriott's independent accountants indicating the maximum amount that can be paid at that time to Host Marriott without causing Host Marriott to fail to meet the REIT Requirements or (ii) an Indemnification Payment Tax Opinion, in either of which events Services shall pay to Host Marriott the lesser of the unpaid Required Payments or the maximum amount stated in the letter referred to in (i) above.

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          IN WITNESS WHEREOF, the parties have executed this Amendment to the
Agreement as of December 28, 1998.


                                        HOST MARRIOTT CORPORATION



                                        By:
                                           --------------------------------
                                        Name:
                                        Title:


                                        HOST MARRIOTT SERVICES
                                        CORPORATION



                                        By:
                                           --------------------------------
                                        Name:
                                        Title:


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